Exhibit 10.3
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                    SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS SALE, ASSIGN, AND ASSUMPTION AGREEMENT (this "instrument") is made of 10/29/98, by and between Patrick L. Brinkman ("Brinkman"), and American Fire Retardant Corp. ("American").

     WHEREAS, Brinkman desires to transfer to American exclusive manufacturing rights to De-Fyre X-238 tire retardant.

     NOW, THEREFORE, for a sum of $45,000 (forty-five thousand dollars) the undertakings set forth below, the parties hereto agree as follows;

     1. Sale of the Exclusive Manufacturing Rights for De-Fyre X-238/Assumption of Obligations. Upon receipt of $20,000 (twenty-thousand dollars) in certified funds, Brinkman will Temporarily assign to American (i) the formula and test results for De-Fyre X-238. Final assignment will occur upon receipt of 5 (Five) monthly payments of $5,000 (five-thousand dollars) starting December 1, 1998 and ending April 1, 1999. If for any reason all or any of these payments are not paid on time a cease and desist for manufacturing and sales will automatically be brought against American and legal collection will proceed. Brinkman may also at this time contact American's customers relating only to this formula, for future sales. Upon completion, of above set terms Brinkman will permanently assign to American all technical information (including formulas, test results, technical files, literature, video tapes, and manufacturing information owned by Brinkman.

     2. Additional Undertakings of American. American hereby agrees to promptly remove E.T. Horn's and De-Fyre's name from any and all literature labels, MSDS's ads and any other literature or materials now and hereafter used in connection with the De-Fyre business. American hereby assumes any and all customer base of the De-Fyre business.

     3. Further Assurances. American agrees to execute such other documents as may be necessary and desirable to implement the consummation of the transactions effected hereby.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date and year first set forth above.

     PATRICK L. BRINKMAN                     AMERICAN FIRE RETARDANT CORP.

     /s/ Pat Brinkman                        /s/ Stephen F.Owens
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     Pat Brinkman                            Stephen F. Owens, President

     Dated: 10/29/98                         Dated: 10/28/98